Exhibit 99.1

YOUR VOTE MATTERS — here’s how to vote!

CHAMPIONX CORPORATION

Your Internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Central Time, on [ ].

INTERNET –

Go to www.investorvote.com/[ ] or scan

the QR code on your proxy card. You may attend the 2024 Special

Meeting via the Internet and vote during the 2024 Special Meeting. Have the 15-digit control number that is printed on your proxy card available, and follow the instructions on the reverse side.

PHONE – Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

VOTE AT THE MEETING –

If you plan to attend the virtual 2024 Special Meeting, you will need your 15-digit control number to vote electronically during the 2024 Special Meeting. To attend the 2024 Special Meeting, visit https://meetnow.global/[TBD].

PLEASE DO NOT RETURN THE PROXY CARD

IF YOU ARE VOTING ELECTRONICALLY DURING THE 2024 SPECIAL MEETING OF

STOCKHOLDERS OF CHAMPIONX CORPORATION.

2024 Special Meeting Proxy Card

  ▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE ▼

PROXY CARD	Using black ink pen, mark your votes with an X as shown in this example.
CHAMPIONX CORPORATION —
THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3.	Please do not write outside of the designated areas.

Proposals – The Board of Directors recommend a vote FOR Proposals 1, 2 and 3

1.	To adopt the Agreement and Plan of Merger, dated as of April 2, 2024 (the “Merger Agreement”), by and among ChampionX, Schlumberger Limited (“SLB”), Sodium Holdco, Inc. (“Holdco”) and Sodium Merger Sub, Inc. (“Merger Sub”), pursuant to which (i) Merger Sub will merge with and into ChampionX (the “Merger” and the effective time of the Merger, the “Effective Time”), with ChampionX surviving the Merger as an indirect wholly owned subsidiary of SLB (the “Merger Proposal”), and (ii) at the Effective Time, ChampionX’s certificate of incorporation will be amended and restated in its entirety in the form set forth on Exhibit A to the Merger Agreement, which will be the certificate of incorporation of ChampionX until thereafter amended in accordance with its terms and applicable law.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	To approve, by non-binding, advisory vote, the compensation that may become payable to ChampionX’s named executive officers in connection with the Merger (the “Compensation Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the adjournment of the ChampionX Special Meeting, if necessary, (1) to solicit additional proxies in favor of the Merger Proposal if (a) there are holders of an insufficient number of shares of ChampionX common stock present online or represented by proxy at the ChampionX Special Meeting to constitute a quorum at such meeting or (b) there are insufficient votes at the time of such adjournment to approve the Merger Proposal or (2) to allow reasonable additional time for the filing and mailing of any required supplement or amendment to the accompanying proxy statement/prospectus, and the review of such materials by ChampionX stockholders (the “Adjournment Proposal”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Date (mm/dd/yyyy)	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

The 2024 Special Meeting of ChampionX Corporation Stockholders will be held on [ ] at [ ] a.m. CT, virtually via the Internet at

https://meetnow.global/[TBD].

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is — [ ].

Important notice regarding the Internet availability of proxy materials for the

2024 Special Meeting of Stockholders.

The material is available at: [ ]

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD FOR THE 2024 SPECIAL MEETING OF STOCKHOLDERS OF CHAMPIONX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Sivasankaran (“Soma”) Somasundaram and Julia Wright, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned is entitled to vote at the 2024 Special Meeting of Stockholders of ChampionX Corporation to be held virtually via the Internet at https://meetnow.global/[TBD] on [ ] at [ ] a.m. CT, and any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1, 2, and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Continued and to be marked, dated and signed on reverse side)

Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.